UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 30, 2008
Date of earliest event reported:	October 27, 2008

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2008, OfficeMax Incorporated (the “Company”) issued a press release pre-announcing select operating results for the third quarter of 2008.  The press release is attached hereto as Exhibit 99.1.  The information contained under the heading “Select Third Quarter 2008 Operating Results” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 2.06.	Material Impairments

On September 18, 2008, OfficeMax filed a Current Report on Form 8-K with the Securities and Exchange Commission containing information related to an event of default under a portion of its timber installment notes received in connection with its sale of timberlands in 2004.  The timber installment notes were held by bankruptcy remote special purpose entities formed by OfficeMax (the “OMX SPEs”).  One timber installment note, in the original principal amount of $817.5 million, was guaranteed by Lehman Brothers Holdings Inc. (“Lehman”).  This installment note was monetized through the issuance of securitization notes by the OMX SPE.  Lehman filed a petition on September 15, 2008 in the United States Bankruptcy Court for the Southern District of New York seeking relief under chapter 11 of the United States Bankruptcy Code.  As a result of Lehman’s bankruptcy filing, an event of default occurred under the Lehman guaranteed installment note.

On October 27, 2008, OfficeMax determined that the Lehman guaranteed installment note should be impaired in the third quarter of 2008.  The company is required for accounting purposes to assess the carrying value of assets whenever circumstances indicate that a decline in value may have occurred.  Due to the uncertainty of collection of the Lehman guaranteed installment note as a result of the Lehman bankruptcy, OfficeMax has deemed the carrying value of the Lehman guaranteed installment note impaired and intends to record a non-cash impairment charge of at least $82.5 million in the third quarter of 2008.  The $82.5 million is equal to the difference between the principal amount of the installment note guaranteed by Lehman and the aggregate principal amount of the securitization notes.  OfficeMax is currently completing the impairment analyses to determine if the charge taken in the third quarter will exceed $82.5 million.

This charge for impairment is not expected to result in any future cash expenditure.

Item 8.01.	Other Events

On October 29, 2008, we issued a press release providing an update on the Lehman guaranteed installment note and the securitization notes that our wholly-owned bankruptcy remote subsidiary, OMX Timber Finance Investments II, LLC has issued and outstanding.   We are filing as an exhibit to this 8-K a copy of the press release, which is incorporated herein by reference except for the text under the heading “Select Third Quarter 2008 Operating Results.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1                                    OfficeMax Incorporated Press Release dated October 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 30, 2008

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
Exhibit 99.1	OfficeMax Incorporated Press Release dated October 29, 2008